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                                  EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3/A (File No. 333-23239) of our report dated February 24, 1997, on our audits of the consolidated financial statements of Gothic Energy Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

     We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3/A of Gothic Energy Corporation (File No. 333-23239) of our report dated April 30, 1997 on our audit of the historical schedule of gross revenues and direct operating expenses of the Norse and Horizon Properties for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

     We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3/A of Gothic Energy Corporation (File No. 333-23239) of our report dated July 19, 1996 on our audit of the historical schedule of gross revenues and direct lease operating expenses of the Comstock Properties for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."



                              COOPERS & LYBRAND, L.L.P.



Tulsa, Oklahoma
June 17, 1997